Registration No. 333-____
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OMNI BIO PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	20-8097969 (IRS Employer Identification No.)
5350 South Roslyn, Suite 430
Greenwood Village, Colorado 80111
(303) 867-3415
(Address, including Zip Code, and Telephone Number, including Area
Code, of Registrant’s Principal Executive Offices)

Robert C. Ogden
Chief Financial Officer
Omni Bio Pharmaceutical, Inc.
5350 South Roslyn, Suite 430
Greenwood Village, Colorado 80111
(303) 867-3415
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
With a copy to:
Douglas R. Wright, Esq.
Jason Day, Esq.
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
each class of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered(1)(2)	per share(1)(2)	price(1)(3)	fee(4)
Common Stock par value $0.001, Preferred Stock, Debt Securities, Warrants			$25,000,000	$1,782.50

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of the registrant as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $25,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, this registration statement also relates to an indeterminate number of shares of common stock and preferred stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)	Such information is not required to be included pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated December 10, 2010
PROSPECTUS
OMNI BIO PHARMACEUTICAL, INC.
$25,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

     We may, from time to time in one or more offerings, offer and sell up to $25,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.
     This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
     The securities offered by this prospectus may be sold by us through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissioners and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.
     Our common stock is traded on the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “OMBP.” The aggregate market value of our common stock held by non-affiliates as of November 29, 2010 was approximately $89.1 million, based on the last reported sale price of our common stock on the OTC Bulletin Board as of such date. We have not offered any securities pursuant to a Form S-3 during the last 12 months.

     INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS.

     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2010

ABOUT THIS PROSPECTUS
     In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Omni Bio” and the “Company” refer to Omni Bio Pharmaceutical, Inc., together with its subsidiaries.
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $25,000,000.
     This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide, to the extent required by law, the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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     This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read the entire prospectus and any prospectus supplement, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE
     We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
     The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as amended;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010, as amended, and September 30, 2010;

•	Our Current Reports on Form 8-K filed on August 24, 2010, September 9, 2010, October 8, 2010, October 25, 2010 and December 3, 2010; and

•	The description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on March 28, 2007, including any amendment or report filed for the purpose of updating such description.
     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
     You may request a copy of these filings, at no cost to you, by telephoning us at (303) 867-3415 or by writing us at the following address:
Robert C. Ogden
Chief Financial Officer
Omni Bio Pharmaceutical, Inc.
5350 South Roslyn, Suite 430
Greenwood Village, Colorado 80111

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement delivered with this prospectus, and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions of our management. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to us. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended March 31, 2010, as amended, and other filings we have made with the SEC. These factors include, without limitation:
•	our limited operating history;

•	our ability to obtain adequate financing;

•	the significant operational risk relating to the development of new drugs;

•	our ability to develop and commercialize our products;

•	our ability to develop novel compositions and new methods of use for existing drugs;

•	our reliance on third parties for our clinical trials and research and development efforts;

•	our ability to obtain regulatory approval for our products;

•	significant competition within the pharmaceutical industry;

•	our ability to obtain and protect intellectual property rights;

•	macroeconomic issues, including, but not limited to, the current global financial crisis;

•	changes in regulatory and intellectual property laws in the United States and foreign countries;

•	our ability to maintain effective internal controls;

•	our possible inability to recruit and retain management or employees necessary for our business;

•	our reliance on third party manufacturers of our products; and

•	the additional risk and uncertainties listed under the section entitled “Risk Factors.”
     We caution the reader to carefully consider such factors. Furthermore, such forward-looking statements speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

PROSPECTUS SUMMARY
     The following summary highlights information contained in this prospectus or incorporated by reference, and may not contain all the information that may be important to you. You should carefully read and consider all of the information in this prospectus and any prospectus supplement, including the information set forth under “Risk Factors,” the information to which we refer you and the information incorporated by reference in this prospectus, before making an investment decision.
Business
     Omni Bio Pharmaceutical, Inc. is an emerging biopharmaceutical company formed to acquire, license, and develop existing novel therapies for the treatment of bacterial and viral diseases, diabetes, graft rejection/transplantation, and organ transplantation using an existing FDA approved drug, Alpha 1-Antitrypsin (“AAT”). We are the licensee of various issued and pending patents from the University of Colorado Denver (“UCD”) and other third parties. We have been advancing broad-spectrum therapeutics targeting bacterial and viral diseases, biohazards, diabetes and transplant rejection since February 2006.
     Since inception, we have been engaged in the sponsoring of research and development programs conducted by UCD. We plan to conduct further research into the use of AAT for various treatments, and pursue commercialization of our intellectual property upon the receipt of the proper regulatory approvals.
     In June 2010, we were granted an FDA Investigational New Drug Application (IND) to conduct a human clinical trial using AAT on recently diagnosed Type 1 diabetes patients. In October 2010, we commenced the infusion phase and we intend to initially enroll 15 patients in the trial, but under the IND, we may increase the patient size to 50. Our ability to increase the patient size is predicated on raising additional capital. The trial is being conducted at the Barbara Davis Center for Childhood Diabetes at the Anschutz Medical Campus of the University of Colorado-Denver.
Corporate Information
     We are the successor company of Across America Financial Services, Inc. (“Across America”), which was incorporated in Colorado on December 1, 2005 as a wholly-owned subsidiary of Across America Real Estate Corp.
     On March 31, 2009, Across America completed the acquisition of Apro Bio Pharmaceutical Corporation (“Apro Bio”) pursuant to the terms of the Agreement of Merger and Plan of Reorganization, as amended (the “Merger”) among Across America, Apro Bio and Across America Acquisition Corp. (“AAAC”), a Colorado corporation and a wholly-owned subsidiary of Across America. Under the terms of the Merger, AAAC was merged into Apro Bio and Apro Bio became a wholly-owned subsidiary of Across America. On May 27, 2009, Across America changed its name to Omni Bio Pharmaceutical, Inc. (“Omni”).
     Our principal executive offices are located at 5350 South Roslyn, Suite 430, Greenwood Village, Colorado 80111, and our telephone number is (303) 867-3415. Our website address is www.omnibiopharma.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described below, or the risks and uncertainties discussed under the heading “Risk Factors” in any prospectus supplement or in any of the information incorporated by reference into this prospectus or any prospectus supplement. Such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of any of the risks could materially and adversely affect our business, financial condition and operating results. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
FINANCIAL AND MARKET RISKS
Since inception, we have not had any revenue and have incurred operating losses, and our accountants expressed doubts about our ability to continue as a going concern.
     As a development-stage company, we have no operating history and have not commercialized any products or generated any revenue since our inception. We have incurred losses in each year since our inception. Our net losses were $15.5 million, $4.5 million and $1.8 million in the fiscal years ended March 31, 2010, 2009 and 2008, respectively, and as of March 31, 2010, we had an accumulated deficit of $22.9 million. As a result of these factors, for the fiscal years ended March 31, 2010, 2009 and 2008, our independent registered public accounting firms have included an explanatory paragraph within their report issued on our financial statements, which expressed substantial doubt about our ability to continue as a going concern. Provided that sufficient funding is available, we expect to continue to incur significant operating losses in the foreseeable future, as we continue our research activities, conduct the development of, and seek regulatory approvals for, our product candidates. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with development-stage companies and the competitive environment of the biotechnology industry. There can be no assurance that we will be able to develop a revenue source or that our operations will become profitable.
To pursue our current business strategy and continue developing our products, we will need substantial additional funding in the future. If we do not obtain this funding on acceptable terms, we may not be able to continue our business and generate enough revenue to recover our investment in our product development efforts.
     We have expended, and will continue to expend, substantial funds to continue our research and development programs and human studies. To date, we have financed our research and development efforts through the issuance of equity securities. We will need additional financing to fund our operating expenses and capital requirements. We may not be able to obtain additional financing on acceptable terms, or at all. If we are able to raise additional funds by issuing equity securities or equity-linked securities, the new equity securities may dilute the interests of our existing stockholders. Debt financing, if available, may involve agreements containing covenants limiting or restricting our ability to take certain actions, including incurring additional debt, making capital expenditures or declaring dividends.
     Our need for additional funding will depend on many factors, including, without limitation:
•	the amount of revenue or cost sharing, if any, that we are able to obtain from others, any approved products, and the time and costs required to achieve those revenues;

•	the timing, scope and results of preclinical studies and clinical trials;

•	the size and complexity of our development programs;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs of launching our products;

•	the costs of commercializing our products, including marketing, promotional and sales costs;

•	our ability to establish and maintain collaboration partnerships;

•	competing technological and market developments;

•	the costs involved in filing, prosecuting and enforcing patent claims; and

•	scientific progress in our research and development programs.
     If we are unable to raise additional funds, we may, among other things:
•	delay, scale back or eliminate some or all of our research and development programs;
•	delay, scale back or eliminate some or all of our commercialization activities;
•	lose rights under existing licenses;
•	relinquish more of, or all of, our rights to product candidates on less favorable terms than we would otherwise seek; and
•	be unable to operate as a going concern.
We may be unsuccessful in commercializing our products. If we are unable to commercialize our products, we may not be able to recover the large investment that we have made and plan to make in our product development efforts.
     We will have to make substantial expenditures before we are able to generate any revenue. Before we can commercialize a product, we must rigorously test the product in the laboratory and complete extensive human studies. We cannot assure you that the costs of testing and study will yield products approved for marketing by the FDA or that any such products will be profitable. We will incur substantial additional costs to continue these activities. If we are not successful in commercializing products, we may be unable to recover the large investment we have made and plan to make in research and development efforts.
Our business and results of operations may be negatively impacted by general economic and financial market conditions and such conditions may exacerbate the other risks that affect our business.
     The world’s financial markets are currently experiencing significant turmoil, resulting in reductions in available credit, constraints in access to capital, extreme volatility in security prices, rating downgrades of investments and reduced valuations of securities generally. These economic conditions have had, and we expect will continue to have, an adverse impact on the pharmaceutical and biotechnology industries. Our business depends on our ability to raise substantial additional capital and to enter into collaborative research, development and commercialization agreements. Current market conditions could impair our ability to raise additional capital when needed for our research and development programs, or on attractive terms. Recent economic conditions may reduce the amount of discretionary investment that our prospective collaborators may have available to invest in our business. This may result in prospective collaborators electing to defer entering into collaborative agreements with us. A reduction in research and development funding, even if economic conditions improve, would significantly adversely impact our business, operating results and financial condition.
     We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S. and abroad, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant adverse impact on our operating results.

Our insurance policies are expensive and protect us only from some business risks, which may leave us exposed to significant, uninsured liabilities.
     We carry insurance based on management’s and our Board’s assessment of related risk that our business may encounter. Currently, we believe overall coverage to be adequate based on the development stage of the Company. Our lack of liquidity generally requires us to pay higher than average premiums for certain insurance coverages. In addition, such coverages contain deductibles that we consider significant to our cash available for operations. In the future, we do not know if we will be able to obtain insurance with adequate levels of coverage or, if available, able to afford the premiums. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our cash position and results of operations.
PRODUCT DEVELOPMENT AND COMMERCIALIZATION RISKS
Our product development efforts depend on the development of novel compositions and new methods of use for existing drugs, which have not been commercialized.
     Our product development work depends on our development of novel compositions and new methods of use for existing drugs and on the marketability, commercialization and profitability of such products. Commercialization involves risks of failure inherent in the development of products based on innovative technologies and the risks associated with drug development generally. These risks include the following:
•	These technologies or any or all of the products based on these technologies may be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances;
•	The products, even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;
•	Proprietary rights of third parties may prevent us from exploiting technologies or marketing products; and
•	Third parties may market superior or equivalent products.
We have limited experience in developing and commercializing products.
     Our ability to develop and commercialize products will depend on our ability to:
•	develop products;
•	complete laboratory testing and human studies;
•	obtain and maintain necessary intellectual property rights to our products;
•	obtain and maintain necessary regulatory approvals related to the efficacy and safety of our products;
•	entering into arrangements with third parties to manufacture our products on our behalf; and
•	deploy sales and marketing resources effectively or enter into arrangements with third parties to provide these functions.
     We may not be successful in some or all of these initiatives, and as a result, fail to produce adequate or any revenues to sustain our business.

Because clinical trials for our products are expensive and protracted and their outcome is uncertain, we will have to invest substantial amounts of time and money that may not yield viable products.
     Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any product, we must demonstrate through laboratory, animal and human studies that the product is both effective and safe for use in humans. We will incur substantial additional expense for and devote a significant amount of time to these studies.
     Before a drug may be marketed in the U.S., a drug must be subject to rigorous preclinical testing. The results of these studies must be submitted to the FDA as part of an investigational new drug application, which is reviewed by the FDA before clinical testing in humans can begin. The results of preclinical studies do not predict clinical success. A number of potential drugs have shown promising results in early testing, but subsequently failed to obtain necessary regulatory approvals. Data obtained from tests is susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Regulatory authorities may refuse or delay approval as a result of many other factors, including changes in regulatory policy during the period of product development.
     Completion of clinical trials may take many years. The time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. The progress of clinical trials is monitored by both the FDA and independent data monitoring committees, which may require the modification, suspension or termination of a trial if it is determined to present excessive risks to patients. Our rate of commencement and completion of clinical trials may be delayed by many factors, including:
•	our inability to manufacture sufficient quantities of materials for use in clinical trials;
•	variability in the number and types of patients available for each study;
•	difficulty in maintaining contact with patients after treatment, resulting in incomplete data;
•	unforeseen safety issues or side effects;
•	poor or unanticipated effectiveness of products during the clinical trials; or
•	government or regulatory delays.
     Our product development costs will also increase if we experience delays in testing or approvals. We do not know whether planned clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Significant clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to commercialize our products or product candidates.
Because we will depend on third parties to conduct our human studies, we may encounter delays in, or lose some control over, our efforts to develop products.
     We do not have the ability to independently conduct the clinical trials required to obtain regulatory approval for our products. We expect to contract with third-party research organizations to conduct all of our human studies. If we are unable to obtain necessary services on acceptable terms or at all, we may not complete our product development efforts in a timely manner.
     Because we will rely on third parties for successful execution of our clinical trials, we will not be able to control many aspects of their activities. We will, however, remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial, and the FDA requires us to comply with certain standards, commonly referred to as Good Clinical Practices, for conducting and recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Our reliance on third parties that we do not control will not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates.
Our business and products may subject us to the risk of product liability claims.
     We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face increased risk if we commercially sell any products that we develop. There can be no assurance that any insurance coverage that we obtain with respect to product liability will be adequate to protect us from liabilities that we might incur in connection with clinical trials or the commercialization of our products. Product liability insurance is expensive and may not be available on acceptable terms, or at all. Successful product liability claims brought against us in excess of our insurance coverage would have a material adverse effect on our business. In addition, product liability claims, whether or not successful, may result in decreased demand for our products, injury to our reputation, withdrawal of clinical trial participants, defense costs and difficulty commercializing our product candidates.
We depend on, and will continue to depend on, collaboration with and licenses from third parties, and if we are not able to enter into and/or continue such collaborations or licenses, we may not be able to further develop our products without substantial additional expenditures and delays, if at all.
     In addition to maintaining our collaborative relationship with UCD, our strategy for the development, clinical testing, manufacturing and commercialization of our proposed products includes entering into various collaborations with corporate partners, licensors, licensees and other third parties in the future, and is dependent on the subsequent success of these third parties in performing their responsibilities. We intend to seek to enter into additional arrangements with other collaborators, although there can be no assurance that we will be able to enter into such collaborations and licenses, or, to the extent that we do, that such collaborations will be successful. Further, there can be no assurance that any future arrangements we may enter into will lead to the development of our products with commercial potential, that we will be able to obtain proprietary rights or licenses for proprietary rights with respect to any technology developed in connection with these arrangements or that we will be able to insure the confidentiality of any proprietary rights and information developed in such collaborative arrangements or prevent the public disclosure thereof.
     In general, collaborative agreements provide that they may be terminated under certain circumstances. There can be no assurance that we will be able to extend any of our product collaborative agreements on their termination or expiration, or that we will be able to enter into new collaborative agreements with existing or new partners in the future. To the extent we choose not to or are unable to establish any additional collaborative arrangements, it would require substantially greater capital to undertake research, development and marketing of our proposed products into certain markets or find that the development, manufacture or sale of our proposed products in such markets is adversely affected by the absence of such collaborative agreements.

We will depend on others to manufacture our products, and we may be unable to fully control the supply of our products to the market.
     We have not yet manufactured any products for commercial use. We intend to contract with third party manufacturers to obtain manufacturing capabilities. Our ability to manufacture and supply our future products will depend on our ability to enter into and maintain acceptable collaborative arrangements with such third parties, and we will depend on those parties to comply with acceptable manufacturing practices and other regulatory requirements and to deliver materials on a timely basis. These parties may not perform satisfactorily. There can be no assurance that such parties will be able to supply our products in the required quantities, in compliance with our quality standards or at acceptable costs. Any product defects or production delays caused by such third party manufacturers may delay our development of products, the submission of the products for regulatory approval and the marketability of such products.
Because we currently have only a limited marketing capability, we may be unable to sell any of our products effectively.
     Since inception, we have not marketed any products. If we develop products that can be marketed, we intend to market the products either independently or together with collaborators or strategic partners. If we decide to market any products, either independently or together with partners, we will incur significant additional expenditures and commit significant additional management resources to establish a sales force. For any products that we market together with partners, we will rely, in whole or in part, on the marketing capabilities of those parties. We may also contract with third parties to market certain of our products. Ultimately, we and our partners may not be successful in marketing our products.
The commercial success of any products that we may develop will depend upon the degree of market acceptance by physicians, patients, healthcare payors and others in the medical community.
     Any products that we bring to the market may not gain market acceptance by physicians, patients, healthcare payors and others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate material product revenues and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:
•	the prevalence and severity of any side effects;
•	the efficacy and potential advantages of alternative treatments;
•	the prices of our product candidates;
•	the willingness of physicians to prescribe our products; and
•	sufficient third-party coverage or reimbursement.
     If we are not successful in commercializing our products that have been approved for commercial sale, we may be unable to recover the large investment we have made and plan to make in research and development efforts.

INTELLECTUAL PROPERTY RISKS
If patent laws or the interpretation of patent laws change, our competitors may be able to develop and commercialize our discoveries.
     Important legal issues remain to be resolved as to the extent and scope of available patent protection for biotechnology products and processes in the U.S. and other important markets outside the U.S., such as Europe and Japan. Foreign markets may not provide the same level of patent protection as provided under the U.S. patent system. We expect that litigation or administrative proceedings may be necessary to determine the validity and scope of certain of our and others’ proprietary rights. Any such litigation or proceeding may result in a significant commitment of resources in the future and could force us to do one or more of the following: cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue; obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all; and redesign our products to avoid infringing the intellectual property rights of third parties, which may be time-consuming or impossible to do. In addition, changes in, or different interpretations of, patent laws in the U.S. and other countries may result in patent laws that allow others to use our discoveries or develop and commercialize our products. We cannot assure you that the patents we obtain or the unpatented technology we hold will afford us significant commercial protection.
If the patent applications for which we have obtained a license do not result in issued patents, our competitors may obtain rights to and commercialize the discoveries.
     The pending patent applications for which we have obtained licenses may not result in the issuance of any patents. The applications may not be sufficient to meet the statutory requirements for patentability in all cases or may be the subject of interference proceedings by the Patent and Trademark Office. These proceedings determine the priority of inventions and, thus, the right to a patent for technology in the U.S.
If others file patent applications or obtain patents similar to those we have licensed, such patents may restrict the use of our discoveries.
     Universities and companies working in the biotechnology and pharmaceutical fields have filed patent applications and have been granted patents in the U.S. and in other countries that cover subject matter potentially useful or necessary to our business. Some of these patents and patent applications claim only specific products or methods of making products, while others claim more general processes or techniques useful in the discovery and manufacture of a variety of products. The risk of third parties obtaining additional patents and filing patent applications will continue to increase as the biotechnology industry expands. We cannot predict the ultimate scope and validity of existing patents and patents that may be granted to third parties, nor can we predict the extent to which we may wish or be required to obtain licenses to such patents, or the availability and cost of acquiring such licenses. To the extent that licenses are required, the owners of the patents could bring legal actions against us to claim damages or to stop our manufacturing and marketing of the affected products. We believe that there will continue to be significant litigation in our industry regarding patent and other intellectual property rights. If we become involved in litigation, it could consume a substantial portion of our resources.
Because issued patents may not fully protect our discoveries, our competitors may be able to commercialize products similar to those covered by issued patents that we have obtained a license.
     Issued patents may not provide commercially meaningful protection against competitors and may not provide us with competitive advantages. Other parties may challenge the patents or design around the issued patents or develop products providing effects similar to the products for which we have obtained a license. In addition, others may discover uses for the technologies other than those uses covered by the patent rights we license, and these other uses may be separately patentable. The holder of a patent covering the use of a technology for which we have a patent claim could exclude us from selling a product for a use covered by its patent.

If we are unable to protect our trade secrets, others may be able to use our secrets to compete more effectively.
     We may not be able to meaningfully protect our trade secrets. We rely on trade secret protection to protect our confidential and proprietary information. We believe we have acquired or developed proprietary procedures and materials for the production of proteins. We have not sought patent protection for these procedures. While we have entered into confidentiality agreements with employees and academic collaborators, we may not be able to prevent their disclosure of these data or materials. Others may independently develop substantially equivalent information and processes.
If we lose our right to license and use of certain critical intellectual property from UCD for any reason, our business would be in jeopardy.
     If we breach or fail to perform the material conditions of, including our payment obligations under, or fail to extend the term of the agreements under which we license critical intellectual property from UCD, we may lose all or some of our rights to such intellectual property, and such loss would have a material adverse effect on our business. If we lost our rights to such intellectual property, we would need to find existing alternative, non-infringing technology, if any exists, or develop new technology ourselves. The pursuit of any such alternative would cause significant delay in the development and commercialization of our proposed products.
We may rely on patents and proprietary rights that may fail to protect our business.
     Although we have obtained licenses to use the rights under certain patent applications that have been filed with the USPTO, we may not be able to obtain the protection necessary to fully cover our proposed activities. Our success will also depend on our ability to operate without infringing the proprietary rights of other parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology company is susceptible to uncertainty and involves complex legal and factual questions.
     We are aware of three major manufacturers of AAT in the United States for other applications. It is possible that those manufacturers would attempt to sell that therapeutic agent for purposes covered by the rights licensed to us.
     We may have to initiate arbitration or litigation to enforce our patent and license rights. If our competitors file patent applications that claim technology also claimed by us, we may have to participate in interference or opposition proceedings to determine the priority of invention. An adverse outcome could subject us to significant liabilities to third parties and require us to cease using the technology or to license the disputed rights from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.
     The cost to us of any litigation or proceeding relating to patent rights, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of any pending patent or related litigation could have a material adverse effect on our ability to compete in the marketplace. If we are unable to obtain a license to patented technology we need, or could only obtain a license on terms we consider to be unacceptable, or if we were unable to design our products or processes to avoid infringement of such patented technology, our business would be harmed.

REGULATORY RISKS
Because we are subject to extensive changing government regulatory requirements, we may be unable to obtain government approval of our products in a timely manner or at all.
     Regulations in the U.S. and other countries will have a significant impact on our research, product development and manufacturing activities and will be a significant factor in the marketing of our products. All of our products will require regulatory approval prior to commercialization. In particular, our products are subject to rigorous preclinical and clinical testing and other pre-market approval requirements by the FDA and similar regulatory authorities in other countries, such as Europe and Japan. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes and regulations, or changes in regulatory review for each product application may delay or prevent regulatory approval of an application. The FDA has substantial discretion in the approval process and may refuse to accept any application or may require additional preclinical, clinical or other studies. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect our ability to commercialize our products in a timely manner, or at all.
If we or our third-party manufacturers or suppliers fail to comply with ongoing FDA or other regulatory authority requirements, or if we experience unanticipated problems with our products, our products could be subject to restrictions or withdrawal from the market.
     Rigorous and extensive regulation by the FDA and other domestic and foreign regulatory bodies continues after approval, particularly with respect to compliance with current good manufacturing practices, reporting of adverse effects, advertising, promotion and marketing. Particularly, we and our third-party manufacturers will be required to comply with the FDA’s regulations covering manufacturing, design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of the products for which we obtain approval. These regulations are enforced through periodic inspections. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.
Failure to obtain regulatory approval in international jurisdictions would prevent us from marketing our products abroad.
     We must obtain regulatory approval by governmental agencies in other countries prior to commercialization of our products in those countries. Foreign regulatory systems may be just as rigorous, costly and uncertain as in the U.S. and may require additional testing and review. The time required to obtain approval may be longer than that required to obtain FDA approval and may involve additional risks. Approval of our products by the FDA does not ensure approval by regulatory authorities in foreign jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign jurisdictions or the FDA. We may not obtain foreign regulatory approvals on a timely basis, if at all.

OTHER RISKS RELATED TO OUR BUSINESS
If we lose or are unable to attract key management or other personnel, we may experience delays in product development.
     We are highly dependent on the services of our senior executive officers as well as other scientists and consultants, particularly, Dr. Charles Dinarello and Dr. Leland Shapiro. If either Dr. Dinarello or Dr. Shapiro decides to terminate his business relationship with us, this could delay the commercialization of our products or prevent us from becoming profitable. Competition for qualified individuals is intense among pharmaceutical and biotechnology companies, and the loss of qualified individuals, or an inability to attract, retain and motivate additional highly skilled individuals required for the expansion of our activities, could hinder our ability to complete human studies successfully and develop marketable products. Currently, we do not carry key-man life insurance policies on any of our key personnel.
If the health care system or reimbursement policies change, the prices of our potential products may be lower than expected and our potential sales may decline.
     The levels of revenues and profitability of biopharmaceutical companies like ours may be affected by the continuing efforts of government and third party payers to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of therapeutic and other pharmaceutical products is subject to governmental control. In the U.S. there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act. In addition, in the U.S., a number of proposals have been made to reduce the regulatory burden of follow-on biologics, which could affect the prices and sales of our products in the future. While we cannot predict whether any legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability. In addition, in the U.S. and elsewhere, sales of therapeutic and other pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. We cannot assure you that any of our products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive and profitable basis.
We may not be able to successfully compete against companies in our industry with greater resources or otherwise.
     The development and commercialization of new drugs is highly competitive. We face competition with respect to our current product candidates and any products we may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Our competitors may develop products that are more effective, safer, more convenient or less costly than any that we are developing. Our competitors may also obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours.
     There are approved products on the market for all of the diseases and indications for which we are developing products. In many cases, these products have well known brand names, are distributed by large pharmaceutical companies with substantial resources and have achieved widespread acceptance among physicians and patients. In addition, we are aware of product candidates of third parties that are in development, which, if approved, would compete against product candidates for which we receive marketing approval.

     Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to or necessary for our programs or advantageous to our business.
If we fail to establish and maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, which would adversely affect our operating results, financial condition and stock price.
     Ensuring that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be reevaluated frequently. Our failure to maintain effective internal financial and accounting controls would cause our financial reporting to be unreliable, could have a material adverse effect on our business, operating results, financial condition and cash flows, and could cause the trading price of our common stock to decline. We had a material weakness in our disclosure controls and procedures as of June, 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010 as a result of a restatement related to accounting for share-based compensation and other equity-based charges. As a result of this material weakness, the Company’s Chief Executive Officer and Chief Financial Officer determined that, as of the aforementioned periods, our disclosure controls and procedures and internal controls over financial reporting were not effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external reporting in accordance with GAAP.
The restatement of our financial statements and other reports filed with the SEC has subjected the Company to additional costs and additional risks and uncertainties.
     As previously disclosed in a Form 8-K/A filed with the SEC on October 25, 2010, we have restated our previously issued financial statements for the year ended March 31, 2010 and each of the quarters ended June 30, 2009, September 30, 2009, December 31, 2009, and June 30, 2010. This restatement has subjected the Company to unanticipated costs in the form of accounting, legal and filing fees, in addition to the substantial diversion of time and attention of the Company’s Audit Committee, its Chief Financial Officer and other executive officers in dealing with the restatements. Although the restatements are complete, the Company can give no assurance that it will not incur additional costs associated with the restatements. The restatements also may lead to claims from shareholders and regulators, which may subject the Company to significant costs and diversion of management time.
RISKS RELATED TO OUR COMMON STOCK
Insiders control a significant portion of our common stock and their interests may differ from those of other stockholders.
     As of December 3, 2010, our executive officers and directors as a group beneficially own approximately 25.1% of our outstanding common stock. The interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. The sale or prospect of sale of a substantial number of the shares could have an adverse effect on the market price of our common stock.

Our articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.
     Provisions of our articles of incorporation and bylaws, as well as provisions of the Colorado Business Corporation Act, may discourage, delay or prevent a change in control of our company or other transactions that you as a stockholder may consider favorable and may be in your best interest. Our articles of incorporation and bylaws contain provisions that:
•	authorize the issuance of up to 5,000,000 shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; and
•	limit who may call special meetings of stockholders.
Our stock price is expected to be volatile.
     The future market price of our common stock could fluctuate widely because of:
•	the minimal amount of “public float” in our stock, which is significantly affected by a substantial amount of our shares being ‘locked-up” from trading until March 31, 2011 and, in some instances, March 31, 2012;
•	future announcements about our company or our competitors, including the results of testing; technological innovations or new commercial products;
•	negative regulatory actions with respect to our potential products or regulatory approvals with respect to our competitors’ products;
•	changes in government regulations;
•	changes in general economic conditions and in the biotechnology industry;
•	developments in our relationships with our partners;
•	developments affecting our partners;
•	announcements relating to health care reform and reimbursement levels for new drugs;
•	our failure to acquire or maintain proprietary rights to the gene sequences we discover or the products we develop;
•	litigation; and
•	public concern as to the safety of our products.
     The stock market has experienced price and volume fluctuations that have particularly affected the market price for many emerging and biotechnology companies. These fluctuations have often been unrelated to the operating performance of these companies. These broad market fluctuations may cause the market price of our common stock to be lower or more volatile than otherwise expected.
We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.
     The issuance of additional equity securities or securities convertible into or exercisable for equity securities would result in dilution of then-existing stockholders’ equity interests in us. We may issue shares to raise capital, as acquisition consideration, as employee incentives or compensation, and for other corporate purposes. Our board of directors has the authority to issue, without vote or action of stockholders, up to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. We may issue preferred stock in one or more series, and the board of directors has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock.

The applicability of “penny stock rules” to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock.
     Trading in our shares is subject to the “penny stock rules” adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the penny stock rules will affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of stockholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.
     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.
The lack of a broker or dealer to create or maintain a market in our stock could adversely impact the price and liquidity of our securities.
     We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.
Future sales of our common stock may cause our stock price to decline.
     Sales of substantial amounts of our common stock in the public market or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock or other securities.
USE OF PROCEEDS
     Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. General corporate purposes may include research and development, clinical drug trials, licensing or acquiring intellectual property, repayment of debt, acquisitions, investments, additions to working capital, and capital expenditures. Unless otherwise specified in a prospectus supplement, we will have significant discretion in the use of any net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

		Years Ended March 31,
	February 28, 2006
	(Inception) through					Six Months Ended
	March 31, 2006	2007	2008	2009	2010	September 30, 2010
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
     For the six months ended September 30, 2010 and for the years ended March 31, 2007, 2008, 2009 and 2010, our earnings were insufficient to cover fixed charges by $375, $5,520, $49,425, $6,140 and $2,000, respectively. For the period beginning February 28, 2006 (Inception) through March 31, 2006, we did not incur any fixed charges. Fixed charges consist of interest on all of our indebtedness.
DIVIDEND POLICY
     We have never declared or paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and future earnings for use in the operation of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.
DESCRIPTION OF CAPITAL STOCK
     Our articles of incorporation, as amended, provide that we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.10 par value. As of December 3, 2010, 28,770,496 shares of common stock and no shares of preferred stock were issued and outstanding.
     The following summary of the material terms of our common stock and preferred stock is qualified in its entirety by reference to our articles of incorporation, as amended, and our amended and restated bylaws which are incorporated herein by reference. into the registration provided for in our articles of incorporation and bylaws.
Common Stock
Dividend Rights
     Subject to preferences that may be granted on any then outstanding preferred stock, dividends in cash, stock or property may be paid on the common stock when declared by the board of directors out of funds of the Company to the extent permitted by Colorado law.

Voting Rights
     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. If a quorum is lawfully present, the affirmative vote of a majority of shares represented at a meeting and entitled to vote shall constitute the action of the stockholders. However, approval of any amendment of the articles of incorporation would require the affirmative vote of a majority of the total voting power of the Company. Holders of common stock are not entitled to cumulative voting rights.
No Redemption, Conversion or Preemptive Rights
     Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.
Fully Paid and Non-assessable
     All of our issued and outstanding shares of common stock are fully paid, duly authorized and non-assessable.
No Restrictions on Transfer
     Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.
Preferred Stock
     Our amended articles of incorporation, authorize us to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our amended articles of incorporation also authorize our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. We have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.
Anti-Takeover Provisions
     Provisions of our articles of incorporation, as amended, and our amended and restated bylaws could have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions are as follows:
     Cumulative Voting. Our amended articles of incorporation expressly deny stockholders the right to cumulative voting in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of our directors.

     Stockholder Action; Special Meeting of Stockholders. Our articles of incorporation, as amended, permit stockholders to act by written consent. Special meetings may be called at any time by the chairperson or the board of directors, and a meeting must be called by the chairperson upon the written request of ten percent or more of the outstanding shares of stock entitled to vote.
     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that written notice of all stockholders’ meetings must be given at least ten days but no more than sixty days before the date fixed for such meeting, except that if the number of authorized shares of the Company is to be increased, at least thirty days’ notice must be given. Our amended and restated bylaws also provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor earlier than 120 days before the anniversary of the previous year’s annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to such annual meeting and no later that the latter of 90 days prior to such annual meeting or 10 days following the day on which public announcement of such annual meeting is first made. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
     Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings, corporate acquisitions or otherwise. The board of directors’ authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
     Amendments. Our articles of incorporation may be amended by the affirmative vote of a majority of the total voting power of the Company. Our bylaws may be amended by a majority vote of the board of directors.
Limitations on Director Liability
     Our articles of incorporation, as amended, provide that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions, or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit.
OTC Bulletin Board Listing
     Our common stock is quoted on the OTC Bulletin Board under the symbol “OMBP.”
Transfer Agent
     The transfer agent for our securities is X-Pedited Transfer Corporation of Denver, Colorado. Their address is 555 16th Street Mall, Suite 810, Denver, Colorado 80202, and their telephone number is (303) 573-1000.

DESCRIPTION OF DEBT SECURITIES
     This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
     The debt securities will be issued under one or more indentures between us and the trustee named in the applicable prospectus supplement and the indenture. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the applicable indenture.
     The material terms of an indenture governing a series of debt securities will be described in the applicable prospectus supplement. You should read the indenture for additional information before you buy any debt securities.
General
     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:
•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•	the maturity date of the debt securities;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date;

•	any circumstances under which we may defer interest payments;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

•	any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be secured or unsecured;

•	any subordination provisions;

•	the terms applicable to any debt securities issued at a discount or premium from their stated principal amount;

•	the securities exchanges(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•	any events of default or covenants;

•	any provisions regarding modification or waiver of terms of the indenture or debt securities;

•	any requirements or procedures upon a consolidation, merger or sale of the company;

•	any provisions relating to the satisfaction and discharge of the indenture;

•	whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

•	any special tax implications of the debt securities;

•	any provisions relating to covenant defeasance and legal defeasance;

•	any provisions relating to any security provided for the debt securities; and

•	any other terms of the debt securities.
Denominations
     Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the applicable indenture that relate to bearer securities in the prospectus supplement.
Payment; Transfer
     Unless the prospectus supplement states otherwise, we will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.
Covenants and Events of Default
     We will describe in the prospectus supplement any restrictive covenants and events of default applicable to an issue of debt securities.
Conversion and Exchange Rights
     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock. Those terms will include:
•	whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

•	the conversion price or exchange ratio, or manner of calculation;

•	the conversion or exchange period;
•	provisions regarding whether conversion or exchange will be at our option or at the option of the holders;
•	the events requiring an adjustment of the conversion price or exchange ratio; and
•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.
Limited Liability of Some Persons
     No past, present or future stockholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under an indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.
DESCRIPTION OF WARRANTS
     This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.
     We may issue warrants for the purchase of debt securities, preferred stock or common stock, which we collectively refer to as the “securities warrants.” Securities warrants may be issued alone or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.
     We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.
General
     If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:
•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of common stock;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.
     Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.
     If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:
•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of common stock;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

•	the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.
     Securities warrants for the purchase of preferred stock or common stock will be in registered form only.
A holder of securities warrant certificates may:
•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.
     Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants
     Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.
     A holder of securities warrants may exercise them by following the general procedure outlined below:
•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.
     If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.
Amendments and Supplements to Securities Warrant Agreements
     We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
•	if we issue capital stock as a dividend or distribution on the common stock;
•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.
     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
     Holders of common stock warrants may have additional rights under the following circumstances:
•	a reclassification or change of the common stock;
•	a consolidation or merger involving our company; or
•	a sale or conveyance to another corporation of all or substantially all of our property and assets.
     If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.
PLAN OF DISTRIBUTION
     We may sell the securities offered by this prospectus in any one or more of the following ways:
•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.
     Our common stock or preferred stock may be issued upon conversion of our debt securities or preferred stock or in exchange for our debt securities. Securities may also be issued upon exercise of warrants and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.
     If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
     Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
     Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
     Any of the prices may represent a discount from the then prevailing market prices.
     In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
     The applicable prospectus supplement will, where applicable:
•	identify any such underwriter, dealer or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;
•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.
     Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are quoted on the OTC Bulletin Board. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTC Bulletin Board, unless otherwise specified in the prospectus supplement. We may elect to list any series of debt securities, common stock, preferred stock, or warrants on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement.
     Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
     Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
     The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
     We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
     Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against, or contribution towards, certain civil liabilities, including liabilities under the applicable securities laws.
     Underwriters, dealers and agents may engage in transactions with us, perform services for us, or be our tenants in the ordinary course of business.
     If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
     To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
     Faegre & Benson LLP, Denver, Colorado, will provide opinions regarding the legality of the securities offered under this prospectus. Any underwriters will be represented and advised about legal matters by their own counsel.
EXPERTS
     The consolidated financial statements as of March 31, 2010 and 2009, and for the years ended March 31, 2010 and 2009 and for the period from February 28, 2006 (inception) to March 31, 2010, and the effectiveness of internal control over financial reporting as of March 31, 2010, included in our annual report on Form 10-K for the year ended March 31, 2010, as amended, and incorporated into this prospectus by reference have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports, and are incorporated in this prospectus by reference in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.
     The report of Hein & Associates LLP dated November 8, 2010, on the effectiveness of internal control over financial reporting as of March 31, 2010, expressed an opinion that Omni Bio Pharmaceutical, Inc. had not maintained effective internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
     The consolidated financial statements for the year ended March 31, 2008 and the period from February 28, 2006 (Inception) through March 31, 2008 included in our annual report on Form 10-K for the year ended March 31, 2010, as amended, and incorporated into this prospectus by reference have been audited by Cordovano and Honeck LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, and are incorporated in this prospectus by reference in reliance upon such report given upon authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated costs and expenses payable by us in connection with distribution of the securities being registered hereby:

SEC registration fee	$1,783
Accounting fees and expenses(1)	5,000
Legal fees and expenses(1)	15,000
Printing expenses(1)	5,000
Transfer agent fees and expenses(1)	5,000
Miscellaneous(1)	5,000

Total	$36,783

(1)	Estimated pursuant to the instructions of Item 511 of Regulation S-K.
ITEM 15. Indemnification of Directors and Officers.
     Our amended articles of incorporation provide that the Company shall indemnify its officers, directors, agents, fiduciaries and employees to the fullest extent permitted by Colorado law. Pursuant to our amended articles of incorporation, our directors will not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation, or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.
     Section 7-109-103 of the CBCA provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan (a “Director”) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which the Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our amended articles of incorporation do not contain any such limitation.
     Section 7-109-102 of the CBCA provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director, against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the Director conducted himself or herself in good faith and the Director reasonably believed, in the case of conduct in an official capacity with the corporation, that the Director’s conduct was in the corporation’s best interests and, in all other cases, the Director’s conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.
     Section 7-109-105 of the CBCA authorizes a court of competent jurisdiction to order indemnification if it determines that the Director is (i) entitled to mandatory indemnification under Section 7-109-103 (in which case the court also shall order the Colorado corporation to pay the Director’s reasonable expenses incurred to obtain court-ordered indemnification) or (ii) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable in an action by or in the right of the Company or on the basis that he derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).
     Section 7-109-104 of the CBCA authorizes a Colorado corporation to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the Director, officer, employee, fiduciary or agent undertakes in writing to repay the amount if it is a ultimately determined that such person did not meet the statutory standards of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the CBCA. Our articles of incorporation provide for indemnification of our officers, employees, fiduciaries and agents to the same extent as our directors. Section 7-109-107 of the CBCA also provides that, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our officers, employees, fiduciaries and agents to the same extent as our directors.
     Section 7-109-106 of the CBCA provides that the determination that a Director or other person is entitled to indemnification or advancement of expenses under the Act is to be made by (i) the board of directors by a majority vote of those present at a meeting at which a quorum is present (and only those directors not parties to the Proceeding shall be counted in satisfying the quorum), (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board, which shall consist of two or more directors not parties to the Proceeding (except that directors who are parties to the Proceeding may participate in the designation of the directors for the committee) or (iii) by the corporation’s stockholders. With respect to clauses (i) and (ii), if a quorum of the board cannot be obtained and a committee cannot be established (or even if quorum is obtained or a committee is designated), if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made under the Act must be made by independent legal counsel selected by a vote of the board or committee constituted in the manner contemplated in the preceding sentence or if a quorum cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors. Authorization of indemnification and advancement of expenses must be made in the same manner as the determination that indemnification or advancement of expenses is permissible; except that, if the determination that indemnification or advancement of expenses is permissible is made by independent legal counsel, authorization of indemnification and advancement of expenses is to be made by the body that selected such counsel.

ITEM 16. Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

3.1		Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed on March 2, 2007).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on January 5, 2010).

3.3		Articles of Amendment (incorporated by reference to Exhibit 3.3 to our Form 8-K filed on June 2, 2009).

4.1	*	Form of Indenture for Debt Securities.

4.2	*	Form of Debt Security.

4.3	*	Form of Warrant Agreement and Warrant Certificate.

4.4	*	Form of Certificate of Designation of Preferred Stock.

5.1	†	Opinion of Faegre & Benson LLP.

12.1	†	Calculation of Ratio of Earnings to Fixed Charges.

23.1	†	Consent of Hein & Associates LLP.

23.2	†	Consent of Cordovano and Honeck LLP.

23.3	†	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page hereto).

25.1	*	Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

†	Filed herewith.

ITEM 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on December 10, 2010.

OMNI BIO PHARMACEUTICAL, INC.
By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL BY THESE PERSONS PRESENT, that each person whose signature appears below constitutes and appoints Charles A. Dinarello and Robert C. Ogden, or any of them, his true and lawful attorneys-in-fact and agents each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Charles A. Dinarello Charles A. Dinarello	Acting Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2010

/s/ Robert C. Ogden Robert C. Ogden	Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2010

/s/ Vicki D.E. Barone Vicki D.E. Barone	Chairperson of the Board	December 10, 2010

S-1

Signatures	Title	Date

/s/ Michael D. Iseman Michael D. Iseman	Director	December 10, 2010

/s/ Jeffrey S. Sperber Jeffrey S. Sperber	Director	December 10, 2010

/s/ Michael D. Wort Michael D. Wort	Director	December 10, 2010

/s/ Albert L. Kramer Albert L. Kramer	Director	December 10, 2010

/s/ Steven M. Bathgate Steven M. Bathgate	Director	December 10, 2010

S-2

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

3.1		Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed on March 2, 2007).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on January 5, 2010).

3.3		Articles of Amendment (incorporated by reference to Exhibit 3.3 to our Form 8-K filed on June 2, 2009).

4.1	*	Form of Indenture for Debt Securities.

4.2	*	Form of Debt Security.

4.3	*	Form of Warrant Agreement and Warrant Certificate.

4.4	*	Form of Certificate of Designation of Preferred Stock.

5.1	†	Opinion of Faegre & Benson LLP.

12.1	†	Calculation of Ratio of Earnings to Fixed Charges.

23.1	†	Consent of Hein & Associates LLP.

23.2	†	Consent of Cordovano and Honeck LLP.

23.3	†	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page hereto).

25.1	*	Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

†	Filed herewith.